            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens:
I.E.,000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e., 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------------------------------
                                    GIVE THE NAME AND
                                    SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:           NUMBER OF--
-----------------------------------------------------------
1.         An individual's account  The individual

2.         Two or more individuals  The actual owner of the
           (joint account)          account or, if combined
                                    funds, any one of the
                                    individuals(2)

3.         Husband and wife (joint  The actual owner of the
           account)                 account or, if joint
                                    funds, either person(2)

4.         Custodian account of a   The minor(3)
           minor (Uniform Gift to
           Minors Act)

5.         Adult and minor (joint   The adult or, if the
           account)                 minor is the only
                                    contributor, the
                                    minor(1)

6.         Account in the name of   The ward, minor, or
           guardian or committee    incompetent person(4)
           for a designated ward,
           minor, or incompetent
           person

7.         a. The usual revocable   The grantor-trustee(1)
             savings trust account
             (grantor is also
             trustee)

           b. So-called trust       The actual owner(1)
             account that is not a
             legal or valid trust
             under State law

8.         Sole proprietorship      The owner(5)
           account

-----------------------------------------------------------

                                    GIVE THE NAME AND
                                    EMPLOYER
                                    IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:           NUMBER OF--
-----------------------------------------------------------
9.         A valid trust, estate,   The legal entity (do
           or pension trust         not furnish the
                                    identifying number of
                                    the personal
                                    representative or
                                    trustee unless the
                                    legal entity itself is
                                    not designated in the
                                    account title)(1)

10.        Corporate account        The corporation

11.        Religious, charitable,   The organization
           or educational
           organization account

12.        Partnership account      The partnership
           held in the name of the
           business

13.        Association, club, or    The organization
           other tax-exempt
           organization

14.        A broker or registered   The broker or nominee
           nominee

15.        Account with the         The public entity
           Department of
           Agriculture in the name
           of a public entity
           (such as a State or
           local government,
           school district, or
           prison) that receives
           agricultural program
           payments

---------------------------------------------
---------------------------------------------

(1) List first and circle the name of the legal trust, estate, or pension trust.

(2) List first and circle the name of the person whose number you furnish.

(3) Circle the minor's name and furnish the minor's social security number.

(4) Circle the ward, minor's or incompetent person's name and furnish such person's social security number.

(5) Show the name of the owner.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a TIN or you don't know your number, obtain Internal Revenue Service Form SS-5, Application for Social Security Number Card (for individuals) or Form SS-4, Application for Employer Identification Number (for businesses and all other entities) at your local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from tax under Section 501(A) or an individual retirement plan.

    - The United States or any agency or instrumentality thereof.

    - A state, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under Section 584(a).

    - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

    - An entity registered at all times under the Investment Company Act of 1940.

    - A foreign central bank of issue.

    - A futures commission merchant registered with the Commodity Futures Trading Commission.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under Section 1441.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

    - Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt interest dividends under section 852).

    - Payments described in section 6049(b)(5) to nonresident aliens.

    - Payments on tax-free covenant bonds under section 1451.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

    - Payments of mortgage interest to you.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding.

FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS--If you fail to properly include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING-- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE